Exhibit 5.1

[Letterhead of Arent Fox Kintner Plotkin & Kahn, PLLC]

December 8, 2003

Washington Real Estate Investment Trust

110 Executive Boulevard, Suite 800

Rockville, MD 20852

Ladies and Gentlemen:

We are counsel to Washington Real Estate Investment Trust, a Maryland real estate investment trust (the “Company”), and have represented the Company with respect to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of $14,833,375 of Senior Notes of the Company (the “Notes”) to be issued under an Indenture dated as of August 1, 1996 (the “Indenture”) between the Company and J. P. Morgan Trust Company, National Association (successor to The First National Bank of Chicago) (the “Trustee”).

In connection with rendering this opinion, we have examined the Company’s Registration Statement on Form S-3 (File No. 333-81913), as amended, originally filed by the Company with the Commission on June 30, 1999 (the “Shelf Registration Statement”); the prospectus included in the Shelf Registration Statement (the “Prospectus”); the Company’s Declaration of Trust, as amended, and the Company’s Bylaws, as amended; such records of trust proceedings of the Company as we have deemed necessary; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of such copies.

Based on the foregoing, it is our opinion that:

1. The Company is a Maryland real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland.

2. The Company has the trust power and authority to execute and deliver the Indenture and to authorize, issue and sell the Notes.

Washington Real Estate Investment Trust

December 8, 2003

3. The Notes will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement shall have become effective under the Securities Act, (ii) any necessary supplemental indenture to the Indenture shall have been duly executed by the Company and the Trustee, (iii) the Company’s Board of Trustees or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such Notes under the Indenture as contemplated by the Registration Statement, (iv) a Prospectus Supplement with the respect to such Notes shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, and (v) such Notes shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Notes, the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and the Indenture will not have been modified or amended.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Notes.

This opinion letter is limited to the laws of the State of Maryland, the State of New York and the federal laws of the United States of America to the extent applicable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the headings “Legal Matters” and “Legal Opinions” in the Prospectus. In giving such opinion, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/

Arent Fox Kintner Plotkin & Kahn, PLLC